Exhibit 10.5

TIANCI INTERNATIONAL, INC.

2024 EQUITY INCENTIVE PLAN

(Approved and adopted by the Board of Directors on April 25, 2024)

Purpose; Definitions. The purposes of the Tianci International, Inc. 2024 Equity Incentive Plan (the “Plan”) are to enable Tianci International, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified personnel, to provide those personnel with an incentive for productivity and to provide those personnel with an opportunity to share in the growth and value of the Company. This Plan is intended to be exempt from Internal Revenue Code Section 409A, and shall be administered and interpreted in a manner to preserve that exemption.

SECTION 1. For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below:

(a) “Affiliate” means any Person that directly or indirectly controls, or is controlled by, or is under common control with the Company (or its successors).

(b) “Award” means a grant of Shares, Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units or Performance Shares pursuant to the provisions of the Plan, including an Award combining two or more types in a single grant.

(c) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time.

(e) “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations, condition (financial or otherwise), prospects or interests, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or dishonesty in the course of his or her employment; (iii) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (v) below) to the Company or any of its Affiliates (other than due to a Disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (iv) material breach of any agreement with or duty owed to the Company or any of its Affiliates; or (v) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f) “Change in Control” means, with respect to any entity: (i) any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than (A) the Company, (B) its Parent or any of its Subsidiaries, (C) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (D) any stockholder of the Company as of the effective date of the Plan, shall have acquired beneficial ownership of, or shall have acquired voting control over, 50% or more of the outstanding capital stock entitled to vote in the election of directors of the entity (on a fully diluted basis), unless the transaction pursuant to which such person, entity or group acquired such beneficial ownership or control resulted from the original issuance by such entity of shares of its voting capital stock; (ii) a consolidation, share exchange, reorganization or merger of the entity resulting in the stockholders of the entity immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event or, if the resulting entity is a direct or indirect subsidiary of the entity whose securities are issued in such transaction(s), the voting power of such issuing entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the entity (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization or any similar purpose); (iv) a liquidation or dissolution of the entity; or (v) any similar event deemed by the Board to constitute a Change in Control for purposes of the Plan.

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For the avoidance of doubt, a transaction or a series of related transactions will not constitute a Change in Control if such transaction(s) result(s) in the entity, any successor to the entity, or any successor to the entity’s business, being controlled, directly or indirectly, by the same Person or Persons who controlled such entity, directly or indirectly, immediately before such transaction(s).

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h) “Committee” means (i) the Compensation Committee of the Board, (ii) in the absence of a Compensation Committee, a committee constituted by the Board from time to time consisting of not fewer than two members of the Board, each of whom will serve for such period of time as the Board determines, and (iii) in the event that no such Committee exists at the relevant time, then reference to the Committee in this Plan shall be a reference to the Board.

(i) “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(j) “Deferred Stock Unit" means a right granted under and subject to restrictions pursuant to Section 10 hereof, excluding a Restricted Stock Unit.

(k) “Director” means a member of the Board.

(l) “Disability” means a condition rendering a Participant Disabled.

(m) “Disabled” will have the same meaning set forth in Section 22(e)(3) of the Code.

(n) “Dividend Equivalents” means an unfunded and unsecured promise to pay an amount equal to all or any portion of dividends and distributions paid by the Company with respect to the number of shares of Common Stock subject to an Award if such shares had been delivered pursuant to an Award.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date: (i) if the principal trading market for the Shares is a national securities exchange or a NASDAQ market, the last sale price of regular trading on the relevant date (or, if the relevant date is not a day on which the Shares are traded, then on the last such date before the relevant date); or if the Shares are not principally traded on a national securities exchange or a NASDAQ market, then the value of such Shares on that date, as reasonably determined by the Committee in a manner that preserves the exemption of Plan benefits under Code Section 409A.

(q) “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(r) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m).

(s) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

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(t) “Option” means any option to purchase Shares (including Restricted Stock, if the Committee so specifies in the applicable Award Agreement) granted pursuant to Section 6 hereof.

(u) “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(v) “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its Affiliates to whom an Award is granted.

(w) “Performance Share” means the grant of a right to receive a number of actual Shares of Common Stock based upon the performance of the Company during a Performance Period, as determined by the Committee pursuant to Section 11 hereof.

(x) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(y) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 9 hereof.

(z) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 10 hereof, excluding a Deferred Stock Unit.

(aa) “SAR” means a stock appreciation right granted under the Plan and described in Section 7 hereof.

(bb) “Separation from Service” means circumstances equivalent to a termination of employment as specified in Section 409A of the Code.

(cc) “Shares” means shares of the Company’s Common Stock subject to the Plan and subject to substitution or adjustment as provided in Section 3 hereof.

(dd) “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

SECTION 2. Administration. The Plan will be administered by the Committee.

The Committee will have full authority to grant Awards under this Plan. In particular, subject to the terms of the Plan, the Committee will have the authority:

(a) to select the Persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

(b) to determine the type of Award to be granted to any Person hereunder;

(c) to determine the number of Shares, if any, to be covered by each Award;

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(d) to establish the terms and conditions of each Award Agreement;

(e) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable;

(f) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement);

(g) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan; and

(h) to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3. Shares Subject to the Plan.

(a)    Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company. The maximum number of Shares that may be subject to Awards under the Plan is Seven Million (7,000,000). The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

(b)    Effect of the Expiration or Termination of Awards. If and to the extent that an Option or SAR expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan. Similarly, if any Restricted Stock, Restricted Stock Unit, Deferred Stock Unit or Performance Share Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. For the avoidance of doubt, Shares tendered, delivered or withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, will not again become available for grant under the Plan and if any Award or portion thereof is repurchased or settled for cash, the Shares repurchased or attributable to such cash settlement will not again become available for grant under the Plan.

(c)    Other Adjustment. In the event of any recapitalization, reorganization, merger, consolidation, stock split, reverse stock split or combination, stock dividend or other similar event or transaction (including, without limitation, any “corporate transaction,” within the meaning of Treasury Regulation § 1.424-1(a)(3)), substitutions or adjustments will be made by the Board: (i) to the aggregate number, class and/or issuer of the securities reserved for issuance under the Plan; (ii) to the number, class and/or issuer of securities subject to outstanding Awards; and (iii) to the exercise price of outstanding Options and SARs, in each case in a manner that reflects equitably the effects of such event or transaction. For avoidance of doubt, a substitution or adjustment that reflects equitably the effects of a given event or transaction will include (but will not be limited to) any substitution or adjustment consistent with the requirements of Treasury Regulation § 1.424-1(a) or any successor provision.

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(d)    Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control of the Company, its Parent (if any), or any of their Affiliates, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i) cause any or all outstanding Options or SARs to become vested and immediately exercisable, in whole or in part;

(ii) cause any or all outstanding Restricted Stock, Restricted Stock Units, Deferred Stock Units or Performance Share Units to become non-forfeitable, in whole or in part;

(iii) cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option upon closing of the Change in Control;

(iv) cancel any unvested Award or unvested portion thereof, with or without consideration;

(v) cancel any Option in exchange for a substitute award in a manner consistent with the principles of Treas. Reg. §1.424-1(a) or any successor rule or regulation (notwithstanding the fact that the original Award may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option);

(vi) cancel any Restricted Stock, SAR, Restricted Stock Unit, Deferred Stock Unit or Performance Share Unit in exchange for restricted shares, restricted stock units or stock appreciation rights with respect to the capital stock of any successor corporation or its parent;

(vii) redeem any Restricted Stock, Restricted Stock Unit, Deferred Stock Unit or Performance Share Unit for cash and/or other substitute consideration with value equal to fair value (as determined in the sole discretion of the Board) which may equal Fair Market Value of a Share or the per Share consideration to be paid in connection with the Change in Control transaction to the holders of Shares;

(viii) cancel any SAR in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that SAR, multiplied by (B) the difference, if any, between the fair value per Share (as determined in the sole discretion of the Board, which may equal Fair Market Value of a Share or the per Share consideration to be paid in connection with the Change in Control transaction to the holders of Shares) on the date of the Change in Control and the exercise price of that SAR; provided, that if the fair value per Share (as determined in the sole discretion of the Board) on the date of the Change in Control does not exceed the exercise price of any such SAR, the Board may cancel that SAR without any payment of consideration therefore; and/or

(ix) cancel any Option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the fair value per Share (as determined in the sole discretion of the Board, which may equal Fair Market Value of a Share or the per Share consideration to be paid in connection with the Change in Control transaction to the holders of Shares) on the date of the Change in Control and the exercise price of that Option; provided, that if the fair value per Share (as determined in the sole discretion of the Board) on the date of the Change in Control does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor.

In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

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SECTION 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5. Grant of Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Stock to Eligible Persons in such amounts and upon such terms and conditions as the Committee shall determine.

SECTION 6. Options. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Committee may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a) Exercise Price. The exercise price per Share purchasable under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Committee, but no Incentive Stock Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or of a Subsidiary may not have a term of more than five years. No Option may be exercised by any Person after expiration of the term of the Option.

(c) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at the time of grant.

(d) Method of Exercise. Subject to the exercisability and termination provisions set forth herein and in the applicable Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by (i) cash or certified or bank check, or (ii) by such other method as the Committee may approve or accept.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 13(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e) Rights as a Stockholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option. In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of Shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

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(f) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non- Qualified Stock Option.

(g) Termination of Service. Unless otherwise specified in the Award Agreement, Options will be subject to the terms of Section 8 with respect to exercise upon or following termination of employment or other service.

(h) Transferability of Options. Except as may otherwise be specifically determined by the Committee with respect to a particular Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

SECTION 7. Stock Appreciation Rights.

(a) Nature of Award. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares covered by such SAR as of the date such SAR is exercised over (ii) the Fair Market Value of the Shares covered by such SAR as of the date such SAR was granted. Such amount may be paid in either cash and/or Shares, as determined by the Committee in its sole and absolute discretion.

(b) Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i) Term of SAR. Unless otherwise specified in the Award Agreement, the term of an SAR will be ten years.

(ii) Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Committee at the time of grant.

(iii) Termination of Service. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 8 with respect to exercise upon termination of employment or other service.

(iv) Non-Transferability. Except as may otherwise be specifically determined by the Committee with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and during the Participant’s lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

(v) Rights as a Stockholder. If and solely to the extent that, upon exercise of a SAR, the amount payable under Section 7(a) hereof is paid in whole or in part with Shares, then such Shares shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the SAR is exercised. Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the SAR. If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of Shares subject to, a SAR are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such SAR between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the SAR. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

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SECTION 8. Termination of Service. Unless otherwise specified with respect to a particular Option or SAR in the applicable Award Agreement, all or any portion of an Option or SAR that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or SAR that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 8.

(a) Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death, by the legal representative of the estate or by a legatee of the Participant under the will of the Participant, for a period ending 12 months following the date of death (or, if sooner, on the last day of the stated term of such Option or SAR); provided that in order to exercise any Option or SAR, the legal representative of the estate or a legatee of the Participant shall provide written documentation in the form of letters testamentary (or the applicable equivalent from Participant’s place of residence) to the Company within 12 months after the Participant’s death.

(b) Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, for a period ending 12 months following the date of termination (or, if sooner, on the last day of the stated term of such Option or SAR).

(c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR held by the Participant will immediately and automatically expire as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, for a period ending 90 days following the date of such termination (or, if sooner, on the last day of the stated term of such Option or SAR).

SECTION 9. Restricted Stock.

(a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.

(b) Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Stock will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award. Any share certificate issued in connection with an Award of Restricted Stock will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE TIANCI INTERNATIONAL, INC. 2024 EQUITY INCENTIVE PLAN (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN ARE ON FILE IN THE PRINCIPAL OFFICES OF TIANCI INTERNATIONAL, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Stock award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

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(c) Restrictions and Conditions. The Restricted Stock awarded pursuant to this Section 9 will be subject to the following restrictions and conditions, and any other restrictions and conditions set forth in the applicable Award Agreement.

(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine, in its sole and absolute discretion.

(ii) Except as provided in this subsection (ii) or the applicable Award Agreement, the Participant will have, with respect to the Restricted Stock, all of the rights of a holder of Common Stock of the Company. The Committee, in its sole discretion, may require cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Stock which then remain subject to forfeiture will then be forfeited automatically.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), any certificates for such Shares will be replaced with new certificates, without the restrictive legend applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

(d) Voting Rights. During the Restriction Period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

SECTION 10. Restricted Stock Units and Deferred Stock Units.

(a) Grant. The Committee may grant Restricted Stock Units (which may be labelled “Deferred Stock Units” if the time of payment with respect to the Units is determined by a termination of the Participant’s status in the Company). The Committee may grant such units to eligible Participants and may impose conditions on such units as it may deem appropriate. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit shall entitle the Participant to whom it is granted a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares, at the sole discretion of the Committee. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the Award Agreement.

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(b) Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or will be paid currently to, a Participant receiving an Award of Restricted Stock Units. Dividend Equivalents shall not be paid with respect to an unvested Award of Restricted Stock Units (provided, that Dividend Equivalents may accrue on such unvested Awards and be paid to the extent the Awards vest). The Committee shall determine whether payments in connection with a Dividend Equivalent shall be made in cash, in shares of Common Stock or in another form. The Committee may provide that such Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares of Common Stock. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Restricted Stock Units, or as otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

(c) Settlement of Restricted Stock Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Restricted Stock Units or after the termination of status with respect to any Deferred Stock Units, the Company shall issue the shares of Common Stock underlying such Restricted Stock Units (plus additional shares of Common Stock for Restricted Stock Units credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such shares of Common Stock. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of the shares of Common Stock or cash otherwise deliverable upon settlement of Restricted Stock Units. Upon issuance of shares of Common Stock following lapse of the Restriction Period or termination of status, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities law, the Award Agreement and any other agreement to which such shares are subject.

SECTION 11. Performance Shares.

(a) Performance Share Award. The Committee may grant Performance Shares to eligible Participants and may impose conditions on such Performance Shares as it may deem appropriate. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement and be subject to the conditions set forth in this Section 11 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock subject to the Performance Share Award; (ii) the performance period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn the Award; and (iv) the other terms, conditions and restrictions of the Award. The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and SARs granted with an exercise price equal to or greater than the Fair Market Value per share of Common Stock on the Grant Date), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b) “Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

(c) “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company). The Committee shall select only such Performance Criteria as the Committee shall be capable of measuring by objective criteria. Any one or more of the Performance Criteria may be used on an absolute or relative basis, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate.

(d) Payment of Performance Share Awards. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goals for such period are achieved.

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SECTION 12. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time; provided, however, that no amendment, alteration or discontinuation will be made, without the approval of such amendment by the Company’s stockholders in a manner consistent with the requirements of Treas. Reg. § 1.422-3 (or any successor provision), that would: (i) increase the total number of Shares reserved for issuance hereunder (except as otherwise provided in Section 3 hereof) or (ii) change the classes of persons eligible to receive Awards.

SECTION 13. General Provisions.

(a) The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Committee deems appropriate to reflect any restrictions on transfer and compliance with applicable securities laws.

(b) All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Shares are then listed and any applicable laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Shares shall not be issued hereunder unless, in the judgment of counsel for the Company, the issuance complies with the requirements of any stock exchange or quotation system on which the Shares are then listed or quoted, the Securities Act of 1933, the Exchange Act, all rules and regulations promulgated thereunder and all other applicable laws.

(d) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will:

(i) confer upon any employee of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or

(ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.

(e) During any period of time when the Company is not filing periodic reports with the Securities and Exchange Commission as required under Section 13 of the Exchange Act, the Company shall provide financial statements at least annually to each Participant who receives an Award from the Plan.

(f) Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

SECTION 14. Effective Date of Plan. The Plan will become effective on the date that it is adopted by the Board; provided, however, that all Options intended to be Incentive Stock Options will automatically be converted into Non-Qualified Stock Options if the Plan is not approved by the Company’s stockholders within 365 days of its adoption by the Board in a manner consistent with Treas. Reg. § 1.422-5.

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SECTION 15. Term of Plan. The Plan will continue in effect until terminated in accordance with Section 11; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the effective date of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

SECTION 16. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 17. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Nevada, without regard to the application of the principles of conflicts of laws.

SECTION 18. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be given by registered or certified mail, postage prepaid, and, addressed, if to the Company to its principal executive office to the attention of its Chief Executive Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel records, or to such other address as that Participant may hereafter designate in writing to the Company. Any such notice shall be deemed given or delivered when received or five days after the date of mailing.

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